                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Galileo Corporation for the registration of 1,154,258 shares of its common stock and to the incorporation by reference therein of our report dated October 28, 1997, with respect to the consolidated financial statements and schedule of Galileo Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                                  /s/  ERNST & YOUNG LLP

                                          --------------------------------------
                                                    ERNST & YOUNG LLP

Providence, Rhode Island
February 16, 1998